Exhibit 13.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jürgen Eichner, Chief Executive Officer of VIA optronics (the “Company”), and Markus Peters, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.

The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of May 16, 2022.

VIA optronics AG			VIA optronics AG

By:	/s/ Jürgen Eichner /		By:	/s/ Dr. Markus Peters /
	Name:	Jürgen Eichner/		Name:	Dr. Markus Peters/
	Title:	Chief Executive Officer		Title:	Chief Financial Officer

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of VIA optronics AG under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.